UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
April 25, 2007
Date of Report (Date of earliest event reported)

INDIA GLOBALIZATION CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

4336 Montgomery Ave., Bethesda, Maryland   20814
(Address of principal executive offices)          (Zip Code)

(301) 983-0998
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

First Amendment to the Share Subscription Cum Purchase Agreement (“SSPA”) dated February 2nd 2007.

On April 25, 2007, India Globalization Capital, Inc. (“IGC”) entered into the First Amendment to the Share Subscription Cum Purchase Agreement (the “First Amendment to Purchase Agreement”) with MBL Infrastructures Limited (“MBL”) and R G Maheshwari, A K Lakhotia, Maruti Maheshwari, Aditya Maheshwari, Uma Devi Lakhotia, Shweta Maheshwari, SMH Capital Limited, Prabhu International Vyapar Private Limited (collectively, the “Promoters”).

Pursuant to the First Amendment to Purchase Agreement, the conditions precedent to IGC’s consummation of the transactions contemplated by the SSPA set forth in Clause 4.1.10 of the SSPA were amended to provide that: (i) MBL’s audited financial statements converted to US GAAP for the periods ended March 31, 2006, March 31, 2005 and March 31, 2004 and un-audited financial statements converted to US GAAP for the period commencing April 1, 2006 and ending December 31, 2006 (collectively, the “Required Financial Statements”) previously required to be delivered under the SSPA be delivered to IGC by May 15, 2007 and (ii) MBL and the Promoters deliver audited financial statements converted to US GAAP for the period ended March 31, 2007 by June 30, 2007. In addition, Clause 5.3 of the SSPA was amended to extend the deadline for the completion of IGC’s acquisition of MBL shares from September 30, 2007 to November 30, 2007.

First Amendment to the Debenture Subscription Agreement dated February 2nd, 2007 (“Debenture Agreement”).

On April 25, 2007, concurrently with the execution of the First Amendment to the Purchase Agreement, IGC entered into the First Amendment to the Debenture Subscription Agreement (the “First Amendment to Debenture Agreement”) with MBL and the Promoters.

Pursuant to the First Amendment to the Debenture Agreement, Clause 14 of the Debenture Subscription Agreement dated February 2nd, 2007 was amended to extend the deadline by which time IGC must either obtain the requisite shareholder approvals for the acquisition of MBL shares under the SSPA or purchase an additional USD $3,000,000 in MBL Convertible Debentures from April 30, 2007 to 45 days after receiving the Required Financial Statements.

The initial SSPA and Debenture Agreement were filed as exhibits to IGC’s Form 8-K filed with the Securities and Exchange Commission on February 12, 2007.

Contract Agreement Dated April 29, 2007 Between IGC, CWEL, AMTL and MAIL.

 On April 29, 2007, IGC entered into a Contract Agreement Dated April 29, 2007 (“CWEL Purchase Agreement”) with Chiranjjeevi Wind Energy Limited, (CWEL), Arul Mariamman Textiles Limited (AMTL), and Marudhavel Industries Limited (MAIL), collectively CWEL. Pursuant to the CWEL Purchase Agreement, IGC will acquire 100% of a 24-mega watt wind energy farm, consisting of 96 250-kilowatt wind turbines, located in Karnataka, India to be manufactured by CWEL.

Chiranjjeevi Wind Energy limited (CWEL) was founded in 1998 and is a manufacturer and supplier of wind operated electricity generators, towers and turnkey implementers of wind energy farms. Mr. R.V. S. Marimuthu the Founder and CEO, has 15 years of experience in manufacturing, assembly, installation and maintenance of wind energy equipment. Mr. V. Srinivasan will be the Project Manager on the IGC implementation. He is an engineer by training, has over 12 years of wind farm experience, and was trained in Denmark in the assembly and maintenance of wind energy turbines.

The Acquisition is expected to be consummated during the summer of 2007, after the required approval by IGC’s stockholders and the fulfillment of certain other conditions, as discussed in greater detail herein.

The following description summarizes the material provisions of the CWEL Purchase Agreement. Stockholders should read carefully the CWEL Purchase Agreement that is attached as Exhibit 10.3 to this Current Report on Form 8-K. The CWEL Purchase Agreement contains representations and warranties which IGC, on the one hand and CWEL on the other hand, have made to one another and are for the benefit of such parties only, and may not be relied upon by any other person. The assertions embodied in the representations and warranties contained in the CWEL Purchase Agreement are qualified by information in disclosure schedules to the CWEL Purchase Agreement. Although IGC does not believe the disclosure schedules contain information the securities laws require IGC to publicly disclose, the disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the CWEL Purchase Agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since the representations and warranties are subject in important part to the underlying disclosure schedules. The disclosure schedules contain nonpublic information. Information concerning the subject matter of the representations and warranties may change following the date of the CWEL Purchase Agreement, and subsequent information may or may not be fully reflected in IGC’s public disclosures.

Scope of work under the CWEL Purchase Agreement

CWEL will be responsible for the design, manufacture and supply of wind turbines, including the tower, rotor, cables, control- panel and sub station. CWEL will also be responsible for all liaison work with government agencies in India. CWEL will also be responsible for the operations and maintenance of the wind energy farm once it is operational.

Purchase Price — Payment

At closing, the purchase price for the 24-mega watt wind energy farm is INR 1,140,000,000 (approximately USD $25,903,080 based on a current conversion ratio of USD $.022722 per INR.) The price is subject to revision based on the prices of major components at closing. The actual payments made to CWEL will be spread over 12 months.

IGC will pay a deposit of INR 10,000,000 (approximately USD $227,220 based on a current conversion ratio of USD $.022722 per INR.) on or by May 15th 2007. If the Agreement is not consummated by September 30, 2007, twenty five percent of the deposit will be forfeited by IGC.

Security Interest

CWEL will grant IGC a security interest in all major goods and components purchased by CWEL in connection with the construction of the wind energy farm. CWEL shall further assign to IGC all its rights under any agreements between CWEL and vendors of goods and components purchased for the purpose of the construction of the wind energy farm.

Closing of the Acquisition

The closing of the Acquisition will take place on a date mutually agreed upon by IGC and CWEL, following the satisfaction of certain customary closing conditions, which date shall be no later than September 30, 2007 unless the parties agree to a later date.

Implementation Schedule

CWEL is contracted to supply, install and commission all wind turbines within 12 months from the Effective Date of the CWEL Purchase Agreement. The Effective Date is defined as the date on which the first payment, not counting the deposit, is made to CWEL. However, IGC shall extend the completion date by an additional 3 months provided that CWEL has made adequate progress and met certain milestones.

Power Purchase Agreement

As part of the turnkey nature of the contract, CWEL undertakes to put in place a power purchase agreement between IGC and the Bangalore Electricity Supply Company (BESCOM), unless IGC chooses to sell the power generated by the wind farm to a third party in accordance with prevailing Government of India rules.

Power Generation Guarantee

During the time that CWEL is responsible for the operations and maintenance of the wind energy farm, CWEL guarantees a performance of 550,000 units of power per wind energy turbine, within a 10% variation for changes in wind patterns. If the aggregate generation of the wind energy farm is below the amount guaranteed, CWEL undertakes to reimburse IGC the shortfall at the prevailing power purchase rate.

Liquidated Damages

If CWEL fails to complete the commissioning of all wind turbines in accordance with the Agreement, specifically within the mandated time frame, CWEL will pay liquidated damages equal to 5% of the total contract price up to a maximum of INR 57,000,000 (approximately USD $1,295,154 based on a current conversion ratio of USD$.022722 per INR1)

Operations and Maintenance (O&M)

CWEL will undertake the operations and maintenance of the wind energy farm at a price of INR 10,800,000 (approximately USD $245,397 based on a current conversion ratio of USD$.022722 per INR1) per year. The term of the O&M contract is for seven years and is non-cancelable in the first three years of operations. The O&M pricing is subject to a five percent escalation per year commencing with the third year of operations.

Representations and Warranties

The Purchase Agreement contains customary representations and warranties that CWEL have made to IGC and which IGC made to CWEL. Several of the representations and warranties of CWEL are qualified by materiality or material adverse effect.

Additional Information

Stockholders of IGC, and other interested persons, are advised to read, when available, IGC’s preliminary proxy statement and definitive proxy statement (collectively, “Proxy Statements”) in connection with IGC’s solicitation of proxies for the special meeting of stockholders to be held in connection with the Acquisition because these Proxy Statements will contain important information. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the Acquisition. The Proxy Statements, once available, can also be obtained without charge at the Securities and Exchange Commission’s internet site at (http://www.sec.gov). Stockholders will also be able to obtain a copy of the definitive proxy statement, without charge, by directing requests to: India Globalization Capital, Inc., 4336 Montgomery Ave., Bethesda, Maryland 20814.

IGC and its directors and executive officers may be deemed to be participants in the solicitation of proxies for the special meeting of IGC stockholders to be held to approve the Acquisition. Information regarding IGC and its directors and executive officers is available in IGC’s Annual Report on Form 10-KSB for the year ended March 31, 2006, filed with the Securities and Exchange Commission on June 29, 2006, as amended by Form 10-KSB/A filed with the Securities and Exchange Commission on August 31, 2006, and such information will be available in the Proxy Statements. No person other than IGC has been authorized to give any information or to make any representations on behalf of IGC, MBL, or CWEL in connection with the Acquisition, and if given or made, such other information or representations must not be relied upon as having been made or authorized by IGC.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1
First Amendment to Share Subscription Cum Purchase Agreement dated February 2, 2007 by and among India Globalization Capital, Inc., MBL Infrastructures Limited and the persons named as Promoters therein.

10.2	First Amendment to the Debenture Subscription Agreement dated February 2, 2007 by and among India Globalization Capital, Inc., MBL Infrastructures Limited and the persons named as Promoters therein.
10.3	Contract Agreement dated April 29, 2007 between IGC, CWEL, AMTL and MAIL

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDIA GLOBALIZATION CAPITAL, INC.

Date: May 2, 2007	By:	/s/ Ram Mukunda
Ram Mukunda
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Document

10.1
First Amendment to Share Subscription Cum Purchase Agreement dated February 2, 2007 by and among India Globalization Capital, Inc., MBL Infrastructures Limited and the persons named as Promoters therein.

10.2	First Amendment to Debenture Subscription Agreement dated February 2, 2007 by and among India Globalization Capital, Inc., MBL Infrastructures Limited and the persons named as Promoters therein.
10.3	Contract Agreement dated April 29, 2007 between IGC, CWEL, AMTL and MAIL